UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2010

BULLION MONARCH MINING, INC.

(Exact Name of Registrant as Specified in Charter)

Utah	000-54045	20-1885668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Main St., Suite 202
St. George, Utah 84770

(Address of Principal Executive Offices)

____________________

(801) 426-8111

(Registrant’s telephone number, including area code)

____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

STG_325170.1

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2010, the Board of Directors of Bullion Monarch Mining, Inc. (the “Company”) appointed Nate Bryson as director of the Company.  Mr. Bryson will serve until the 2010 Annual Meeting of Shareholders and until his successor is duly elected and qualified.  Mr. Bryson has not been appointed to any committees of the Board of Directors.

There is no arrangement or understanding between Mr. Bryson and any other person pursuant to which Mr. Bryson was selected to serve as a director of the Company, nor does Mr. Bryson have a family relationship with any director, executive officer or person nominated as such of the Company.

Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Bryson, or members of his immediate family, had or will have a direct or indirect material interest.

A motion was made by Peter Passaro and seconded by Larry Anderson to make R. Don Morris Chairman of the Board and CEO with James A. Morris taking over responsibilities and title of President.

Concurrently with the appointment of Mr. Bryson to the Board of Directors of the Company, on December 31, 2010 Larry Anderson, PhD resigned from the Board of Directors of the Company and was appointed to the Board of Directors of the Company’s subsidiary EnShale, Inc.  Dr. Anderson had no disagreements with the Company, its Board of Directors or its management in any matter relating to the Company’s operations, policies or practices.

On January 31, 2011, the Company issued a press release announcing the appointment of Mr. Bryson to the Company’s Board of Directors and the resignation and appointment of Dr. Anderson, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits.

99.1

Press Release, dated January 3, 2011, issued by Bullion Monarch Mining, Inc.

STG_325170.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 3, 2011

BULLION MONARCH MINING, INC.

By:

/s/ R. Don Morris

Name:  R. Don Morris

Its:  President

STG_325170.1